UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007 (November 6, 2007)

POGO PRODUCING COMPANY LLC

(Exact name of registrant as specified in charter)

Delaware	74-1659398
(State of Incorporation)	(I.R.S. Employer Identification No.)

1-7792

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 6, 2007, in connection with the Merger (defined below), Pogo Producing Company LLC (formerly known as Pogo Producing Company) (“Pogo”) paid in full all outstanding amounts due in connection with the termination of that certain Credit Agreement, dated as of December 16, 2004, by and among Pogo, as Borrower, the Lenders party thereto, Bank of Montreal, acting through its Chicago, Illinois branch, as administrative agent for the Lenders, and the other agents party thereto (the “Credit Agreement”). No material penalties were due in connection with such termination. The Credit Agreement contained customary covenants and events of default. There were no outstanding borrowings under the Credit Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2007, Pogo notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that shares of Pogo’s Common Stock are no longer listed on the NYSE. Trading of Pogo’s Common Stock on the NYSE was suspended as of the opening of trading on November 7, 2007.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Merger, each share of Pogo common stock was cancelled and converted into the right to receive the Merger Consideration (defined below).

Item 5.01.	Changes in Control of Registrant.

On November 6, 2007 (the “Effective Date”), in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 17, 2007, by and among Pogo, Plains Exploration & Production Company (“PXP”) and Plains Acquisition LLC (“Merger Sub”), Pogo Producing Company merged with and into Merger Sub (the “Merger”), and the separate existence of Pogo ceased. Merger Sub is the surviving entity of the merger and is a wholly-owned subsidiary of PXP.

A description of the Merger is contained in Pogo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2007 and is incorporated by reference herein.

Under the terms of the Merger Agreement, each share of Pogo common stock was converted into the right to receive 0.68201 shares of PXP common stock and $24.88 of cash which represents total consideration of approximately $58.48 per Pogo share (the “Merger Consideration”), based on the ten day average closing sales prices of PXP common stock ending on the fifth day before the merger, and subject to election, adjustment and proration procedures as provided for in the Merger Agreement. The aggregate consideration paid by PXP in the Merger was approximately $3.4 billion, composed of $1,461,540,030.26 in cash and 40,063,702 shares of PXP common stock. PXP paid the purchase price of the Merger using borrowings under the Amended and Restated Credit Facility, dated November 6, 2007, among PXP, JPMorgan Chase, N.A., as administrative agent, and the lenders party thereto.

Effective November 6, 2007, in connection with the Merger and pursuant to the terms of the Merger Agreement, Mr. Thomas A. Fry, III and Dr. Charles G. Groat, both directors of Pogo prior to the Merger, were elected as directors of PXP.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 17, 2007, by and among Plains Exploration & Production Company, Plains Acquisition LLC and Pogo Producing Company (incorporated by reference to Exhibit 2.1 to Pogo’s Current Report on Form 8-K filed with the Commission on July 20, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY LLC

Date: November 9, 2007	By:	/s/ John F. Wombwell
John F. Wombwell Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 17, 2007, by and among Plains Exploration & Production Company, Plains Acquisition LLC and Pogo Producing Company (incorporated by reference to Exhibit 2.1 to Pogo’s Current Report on Form 8-K filed with the Commission on July 20, 2007).